EXHIBIT 23.1


                                                                MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS




                          INDEPENDENT AUDITORS' CONSENT


We consent to the use, in the Registration Statement of Livestar Entertainment Group, Inc. (formerly RRUN Ventures Network, Inc.) on Form S-8 relating to the registration of up to 250,000,000 common shares to be issued pursuant to the Employee Stock Incentive Plan for the Year 2004 No. 3 for Livestar Entertainment Group, Inc., of our Auditors' Report, dated April 7, 2004, on the consolidated balance sheets of Livestar Entertainment Group, Inc. (formerly RRUN Ventures
Network, Inc.) as at December 31, 2003 and 2002, and the related consolidated statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' deficiency for the years ended December 31, 2003 and 2002, and for the period from inception, October 12, 2000, to December 31, 2003.




Vancouver, Canada                                             "Morgan & Company"

May 6, 2004                                                Chartered Accountants


Tel: (604) 687-5841             MEMBER OF          P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075               ACPA        Suite 1488-700 West Georgia Street
www.morgan-cas.com            INTERNATIONAL              Vancouver, B.C. V7Y 1A1



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